Dryden Small-Cap Core Equity Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								June 29, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Small-Cap Core Equity Fund, Inc.
File No. 811-08167


Ladies and Gentlemen,

Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Small-Cap Core Equity Fund, Inc. for the semi-annual period ended April 30, 2006. The Form N-SAR was filed using the EDGAR system.


Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 9th day of June 2006.



Dryden Small-Cap Core Equity Fund, Inc.




Witness:  /s/ Floyd L. Hoelscher				By:  /s/ Jonathan D. Shain
Floyd L. Hoelscher					Jonathan D. Shain
							Assistant Secretary











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